Exhibit 99.1

Saba Announces Record Fourth Quarter and Fiscal Year 2010 Results

•	Record Quarterly Revenue of $29.6 Million, Up 15.9% Year-Over-Year

•	Fiscal Year License Revenue of $24.5 Million, Up 62.1% Year-Over-Year

•	Record Fiscal Year Revenue of $109.6 Million, Up 6.6% Year-Over-Year

•	Record Fiscal Year GAAP EPS of $0.10, Up 225% Year-Over-Year

•	Record Fiscal Year Non-GAAP EPS of $0.30, Up 36.4% Year-Over-Year

•	Cash Balance Up 23.2% Year-Over-Year After Repurchase of 5% of Outstanding Stock

•	Added Over 110 New Enterprise Customers During Fiscal Year

•	Saba Offerings Delivered in the Cloud Reach Over 4.5 Million People

•	Company Provides Fiscal Year 2011 Revenue Growth Guidance of 10-13%

Redwood Shores, Calif., July 20, 2010 – Saba (NASDAQ: SABA), the premier provider of people systems that enable today’s people-driven enterprises, today reported financial results for its fourth quarter and fiscal year ended May 31, 2010.

“Strong performance throughout fiscal year 2010 enabled Saba to post record financial results, deliver industry-leading product innovations and attract new customers worldwide,” said Bobby Yazdani, Chairman and CEO of Saba. “Fiscal year 2010 was marked by strong revenue and earnings growth, setting the stage for continued profitable growth in fiscal year 2011. These successes in fiscal year 2010 contributed to Saba’s designation as the market leader in People Systems for large enterprises by Bersin & Associates in its recent research report: Talent Management Systems 2010: Market Realities, Implementation Experiences, and Solution Provider Profiles.”

Saba’s Fourth Quarter and Fiscal Year 2010 Results

Revenue. For the fourth quarter ended May 31, 2010, total revenues increased 15.9% to $29.6 million from $25.6 million in the same period of the prior year. Subscription revenue was $14.9 million, an increase of 7.8% on a year-over-year basis. License revenue was $7.0 million, an increase of 55.2% on a year-over-year basis. Professional services revenue was $7.8 million, an increase of 7.1% on a year-over-year basis.

For fiscal year 2010, total revenues increased 6.6% to $109.6 million from $102.8 million in the prior fiscal year. Subscription revenue was $57.3 million, an increase of 3.7% on a year-over-year basis. License revenue was $24.5 million, an increase of 62.1% on a year-over-year basis. Professional services revenue was $27.7 million, a decrease of 14.5% on a year-over-year basis.

Gross Margin. Gross margin increased to 66.8% in the fourth quarter from 61.9% in the same period of the prior year. For fiscal year 2010, gross margin increased to 65.3% from 59.9% in the prior fiscal year.

Earnings per Share. Fourth quarter GAAP diluted earnings increased to $0.03 per share from a net loss of $0.04 per share in the same period of the prior year. Non-GAAP diluted earnings in the fourth quarter increased 14.3% to $0.08 per share from $0.07 per share in the same period of the prior year.

Fiscal year GAAP diluted earnings increased to $0.10 per share from a net loss of $0.08 per share in the prior fiscal year. Fiscal year non-GAAP diluted earnings increased 36.4% to $0.30 per share from $0.22 per share in the prior fiscal year.

Non-GAAP results are computed by adjusting GAAP results to exclude the impact of certain items including (i) non-cash amortization of intangibles, (ii) non-cash charges related to share-based compensation expenses, (iii) restructuring and other non-operating severance related costs, and (iv) certain non-cash acquisition-related tax expenses. A reconciliation of GAAP to non-GAAP results is included in the financial statements accompanying this press release.

Cash. Cash generated from operations for the fiscal fourth quarter increased 38.5% to $7.2 million from $5.2 million in the same period of the prior year. For the full year, operating cash flow totaled $11.7 million. Total cash and cash equivalents at the end of the year were $32.0 million, an increase of 23.2% from the end of the prior fiscal year, and reflects the use of approximately $4.9 million to repurchase approximately 5% of the company’s outstanding shares of common stock.

Deferred Revenue. Deferred revenue at the end of fiscal year 2010 was $37.0 million, an increase of 4.8% from the end of the prior fiscal year.

Customers. Saba added 41 new enterprise customers during the fourth quarter and 113 new enterprise customers during the fiscal year.

Fourth Quarter Highlights

During the fourth quarter, Saba signed new customer contracts and expanded existing relationships with a number of organizations worldwide, including: BP Oil UK, Canada—Department of National Defense, Department of Justice—State of Victoria, Factset Research Systems, Fiat Group Automobiles, Fox Entertainment Group, Huawei Technologies, Nortel Networks, Smart Technologies, Team Health, Thai Airways, Toyota Motor Thailand, and URS Corp.

In addition, key announcements by Saba since the beginning of the fourth quarter include:

•

Saba announced the Saba Collaboration Suite, a real-time collaboration and enterprise business networking solution designed to enable social learning and collaborative performance management. The Saba Collaboration Suite encompasses Saba Live, a new enterprise business networking offering, and Saba Centra, an enterprise-class web conferencing solution.

•

Breakthrough mobility capabilities to its collaborative people management platform which make it easy for mobile workers to meet at a moment’s notice, attend online webinars, and learn on the go. These new solutions enable today’s global workforce to easily work together on an iPhone or in any web browser, both online and offline across the extended enterprise of employees, partners, and customers.

•

Saba Impressions, an easy, ongoing means to provide continuous and timely feedback, while enriching formal performance, compensation, and succession decisions. Following closely on the delivery of Saba Compensation in February 2010, Saba Impressions is another proof point that Saba is reinventing performance and compensation management to help customers drive real-time employee engagement in ongoing performance processes, making them more relevant and actionable.

•

In collaboration with the U.S. Army, Saba developed technology for training delivery to bandwidth-challenged highly dispersed environments. With over 800,000 active learners using Saba Learning, the U.S. Army tasked Saba to advance the delivery and usability of its training solutions for deployed soldiers and for those in transport vehicles.

•

Over 80 public sector organizations around the world have selected Saba People Systems offerings, serving millions of employees worldwide. These organizations use a variety of Saba solutions including Saba Learning, Saba Performance, Saba Succession, and Saba Centra.

Additional Fiscal Year 2010 Highlights

Customers

•

Saba customers embraced Saba Unified People Platform by adopting suites of Saba products. Organizations leveraging Saba Unified People Platform include: American Red Cross, Amplifon USA, Amylin Pharmaceuticals, Baker Hughes, Banco Itau, Banco Santander, Catholic Healthcare West, Danfoss, GE Security, Home Depot Mexico, Insurance Australia Group, KPMG, Media-Saturn, Owens & Minor, Queensland Health, Royal Mail, Sephora, Sydney Water, US Department of Energy, US Department of Transportation and Varsity Brands.

•

Saba SaaS offerings, delivered through the Saba People Cloud, are being adopted by a growing number of enterprises, including Banco Galicia, E Trade Financial, Brinker International, Gfk Retail and Technology, and Komatsu. The reach of these offerings extends to over 4.5 million people.

•

IBM extended its Saba Learning deployment to include Saba Succession and Workforce Planning for deployment across its global enterprise, joining a growing group of marquee customers, including Hewlett-Packard, Cisco, and Baker Hughes who are deploying multiple applications within the Saba Collaborative People Management suite.

Product Innovation

•

Saba announced the general availability of Saba Compensation, broadening the Saba People Suite to include functionality for learning, performance, succession planning, workforce planning, collaboration and compensation.

•

Saba delivered Saba Centra for iPhone available through Apple iTunes; and Saba Centra Web Access to make it easy and cost effective for mobile workers to access web conferences and virtual training from their iPhone or from any browser, anywhere.

•

Saba announced major new platform release, Saba Enterprise 5.5, as the industry’s first truly unified people management platform. Saba 5.5 delivers an updated, engaging, and easy-to-use Web 2.0 user interface that visually unifies information so that, whether a user is trying to create a succession pool, start a performance review, or manage a team of employees, the view of the employee information is consistent. Users at all levels are able to make better decisions with more complete and consistent people intelligence.

•

Saba announced the availability of Saba People Cloud, delivering Saba People Systems on Amazon Web Services. The Saba People Cloud will give companies the elasticity to use as little or as many of Saba’s services as they need, while paying only for what they use, with no up-front expenses.

•

Saba announced the availability of a new version of Saba Centra 7.6 and Saba Publisher 9.0. As organizations continue to look at ways to reduce training and meeting costs, Saba Centra 7.6 helps create an optimal online experience—regardless of time, location or platform—to drive increased adoption, connect people with expertise and improve organizational productivity. Saba Publisher provides content authors with new features that enable rapid content creation and extend the reach of media-rich content to mobile devices—including animated and interactive capabilities, expanded language support, and features to enable publishing to the iPhone and iPod Touch.

Awards & Recognitions

•

Saba was recognized in Bersin & Associates Talent Management Systems 2010: Market Realities, Implementation Experiences, and Solution Provider Profiles as the market leader for enterprises with over 10,000 employees. The study touted Saba Enterprise’s extensive configurability, embedded collaboration for talent management adoption and its integrated, sophisticated, workforce planning application.

•

Saba was recognized in the 2009 Gartner Magic Quadrant for Social Software in the Workplace based on completeness of vision and ability to execute. Saba was the only vendor in the people management solutions market to receive recognition in this report.

•

Saba was recognized for growing momentum in social software by Chief Learning Officer Magazine who bestowed a Learning in Practice Award for “Excellence in Social Networks” to the company. The Excellence in Social Networks Award recognizes providers that have deployed wikis, blogs, communities of practice, social networks and/or any other employee communication and collaboration platforms for a client in the past year.

•

Saba Centra was positioned in the Visionaries Quadrant of the 2009 Gartner Magic Quadrant for Web Conferencing. Designed to meet the needs of the enterprise, Saba Centra is an industry-leading Web conferencing and collaboration solution that enables employees, customers, and partners to learn, interact, and exchange knowledge online. Saba Centra is used by some of the world’s leading organizations like Deloitte, IBM, and the U.S. Army to facilitate high-impact Web conferencing, collaboration, and learning across their organizations.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these forward-looking statements in any way or for any reason.

For fiscal 2011, ending May 31, 2011, Saba anticipates revenues to be between $121-$124 million, GAAP net earnings per share to range from $0.15 to $0.19 per share on a fully diluted basis and non-GAAP net earnings per share to range from $0.34 to $0.38 on a fully diluted basis. Due to customers’ seasonal spending patterns, Saba expects that revenues, earnings and cash flows will be weighted more heavily towards the second half of the fiscal year.

The fiscal year 2011 non-GAAP outlook excludes non-cash amortization of intangibles and charges related to stock-based compensation expenses.

Conference Call

Saba will host a teleconference on Tuesday, July 20, 2010, commencing at 2:00 p.m. Pacific Time, to discuss the fourth quarter and fiscal year 2010 financial results. All interested parties may listen by dialing 800.230.1074 or +1.612.332.0107, access code 162131, or by tuning into the webcast at http://investor.saba.com.

A replay of the call is scheduled to be available by calling 800.475.6701 or +1.320.365.3844 and entering code 162131, after 5:30 p.m. Pacific Time on July 20, 2010 through 11:59 p.m. Pacific Time on August 18, 2010.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including expected growth and revenues anticipated GAAP and non-GAAP net earnings per share and Saba’s expectation that revenues, earnings and cash flows will be weighted more heavily towards the second half of fiscal 2011. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances and partnerships, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” in Form 10-K for the fiscal year ended May 31, 2009 and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Non-GAAP Financial Information

Saba has provided its non-GAAP net income and net income per share data in this press release as additional information for investors. This measure is not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), is intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies. Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results, and for budget and planning purposes.

About Saba

Saba (NASDAQ:SABA) provides a new class of people systems that combine enterprise learning, people management and collaboration technologies. Today’s people-driven enterprises are using Saba’s solutions to mobilize and engage people around new strategies and initiatives, align and connect people to accelerate the flow of business, and cultivate, capture and share individual and collective knowhow to effectively compete and succeed.

Saba’s premier customer base includes major global organizations and industry leaders in financial services, life sciences and healthcare, high tech, automotive and manufacturing, retail, energy and utilities, packaged goods, and public sector organizations. Saba’s solutions are available both on-premise and in the cloud, and are underpinned by global services capabilities and partnerships encompassing strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Twelve months ended
	May 31, 2010	May 31, 2009	May 31, 2010	May 31, 2009
Revenues:
Subscription	$14,866	$13,792	$57,335	$55,277
License	6,962	4,486	24,541	15,139
Professional services	7,789	7,272	27,694	32,405

Total revenues	29,617	25,550	109,570	102,821

Cost of revenues:
Cost of subscription	4,173	4,214	16,439	17,348
Cost of license	300	287	897	909
Cost of professional services	5,057	4,947	19,477	21,847
Amortization of acquired developed technology	295	295	1,178	1,178

Total cost of revenues	9,825	9,743	37,991	41,282

Gross profit	19,792	15,807	71,579	61,539
Operating expenses:
Research and development	4,232	4,142	17,787	17,380
Sales and marketing	10,358	6,805	33,405	26,405
General and administrative	3,485	3,575	14,470	15,200
Restructurings	—	287	(38)	539
Amortization of purchased intangible assets	634	634	2,538	2,538

Total operating expenses	18,709	15,443	68,162	62,062

Income (loss) from operations	1,083	364	3,417	(523)
Interest income and other, net	138	(327)	123	54
Interest expense	(1)	(3)	(7)	(30)

Income (loss) before provision for income taxes	1,220	34	3,533	(499)
Provision for income taxes	443	1,155	640	1,856

Net income (loss)	$777	$(1,121)	$2,893	$(2,355)

Basic net income (loss) per share	$0.03	$(0.04)	$0.10	$(0.08)

Diluted net income (loss) per share	$0.03	$(0.04)	$0.10	$(0.08)

Shares used in computing net income (loss) per share:
Basic	28,048	29,197	28,263	29,174

Diluted	29,324	29,197	29,293	29,174

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

The following table reflects Saba’s non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended		Twelve months ended
	May 31, 2010	May 31, 2009	May 31, 2010	May 31, 2009
GAAP net income (loss)	$777	$(1,121)	$2,893	$(2,355)
Plus:
Share-based compensation expense	641	763	1,908	2,341
Amortization of acquired developed technology and purchased intangible assets	929	929	3,716	3,716
Non-operating costs	—	194	242	866
Restructurings	—	287	(38)	539
Income tax expense - acquired NOL usage	—	1,189	—	1,383

Non-GAAP net income	$2,347	$2,241	$8,721	$6,490

Net income (loss) per share:
GAAP net income (loss) per share	$0.03	$(0.04)	$0.10	$(0.08)
Plus:
Share-based compensation expense	0.02	0.03	0.07	0.08
Amortization of acquired developed technology and purchased intangible assets	0.03	0.03	0.13	0.13
Non-operating costs	0.00	0.01	0.01	0.03
Restructurings	0.00	0.01	0.00	0.02
Income tax expense - acquired NOL usage	0.00	0.04	0.00	0.05

Non-GAAP net income per share	$0.08	$0.07	$0.30	$0.22

Shares used in computing net income (loss) per share:
Basic	28,048	29,197	28,263	29,174

Diluted	29,324	29,940	29,293	29,436

Non-GAAP Financial Information:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures are the result of adjustments made to exclude certain charges and expenses for which the company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

The adjustments and the basis for their exclusion are as follows:

Share-based Compensation Expense

The company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for grants of stock options, awards of restricted stock units and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under ASC 718-10 (formerly SFAS 123(R)) in the first quarter of fiscal 2007. The Company excludes share-based compensation expenses from our non-GAAP financial measures because the company believes that the information is not a meaningful indicator of the company’s operating performance. Weighted average dilutive shares is computed using the method required by ASC 718-10 (formerly SFAS 123(R)) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the company has incurred charges for amortization of acquired developed technology and purchased intangible assets. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

Non-Operating Costs

During the third quarter of fiscal year 2010, the company incurred non-operating severance costs related primarily to reorganization in our Marketing and R&D functions. During the first quarter of fiscal year 2009, the company incurred non-operating costs primarily related to legal and accounting fees associated with the evaluation of strategic transactions. These costs relate to events which, in the company’s view, are not incurred in the ordinary course of operations. These costs include the legal and accounting fees as well as other costs incurred in connection with the evaluation of strategic transactions. The company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earning trends, and therefore excludes these costs when presenting non-GAAP financial measures.

Restructurings

During the third quarter of fiscal year 2009, the company implemented a restructuring program to reduce headcount by approximately 5%. During the first quarter of fiscal year 2010, the company adjusted its estimates related to severance costs. The adjustment is classified as restructuring expense in the statement of operations. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Income Tax Expense – Acquired NOL Usage

As a result of prior acquisitions, the company has acquired net operating loss (NOL) carryforwards which were not included in the purchase accounting for each applicable transaction. Use of these NOL’s during fiscal year 2009 resulted in a reclassification of goodwill to a non-cash charge to provision for income taxes. Management excludes this charge from our non-GAAP financial measures when evaluating operational performance because it believes that it provides for better comparability between periods and provides results that are more reflective of that performance.

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	May 31, 2010	May 31, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,002	$25,978
Restricted cash	20	100
Accounts receivable, net	23,352	20,010
Prepaid expenses and other current assets	1,788	2,245

Total current assets	57,162	48,333
Property and equipment, net	3,178	4,755
Goodwill	36,095	36,095
Purchased intangible assets, net	5,028	8,743
Restricted cash	260	260
Other assets	1,721	1,537

Total assets	$103,444	$99,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,218	$2,620
Accrued compensation and related expenses	8,069	5,867
Accrued expenses	2,746	3,137
Deferred revenue	34,435	32,611
Lease obligations	450	630

Total current liabilities	48,918	44,865
Deferred revenue	2,559	2,728
Other long-term liabilities	1,156	1,354
Accrued rent	1,785	2,211

Total liabilities	54,418	51,158
Stockholders’ equity:
Common stock	29	30
Additional paid-in capital	255,938	258,128
Treasury stock	(328)	(232)
Accumulated deficit	(206,336)	(209,230)
Accumulated other comprehensive loss	(277)	(131)

Total stockholders’ equity	49,026	48,565

Total liabilities and stockholders’ equity	$103,444	$99,723

Saba Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve months ended
	May 31, 2010	May 31, 2009
Operating activities:
Net income (loss)	$2,893	$(2,355)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,386	2,422
Amortization of purchased intangible assets	3,716	3,716
Non-cash adjustment to goodwill	—	1,613
Amortization of deferred stock compensation	1,908	2,341
Loss on disposal of property and equipment	(67)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,956)	1,294
Prepaid expense and other current assets	421	569
Other assets	(224)	(46)
Accounts payable	606	(1,283)
Accrued compensation and related expenses	2,444	290
Accrued expenses	(236)	(623)
Deferred rent	(521)	(167)
Deferred revenue	2,377	4,919

Net cash provided by operating activities	11,747	12,690

Investing activities:
Purchases of property and equipment	(770)	(2,071)
Net purchases of investments	(22)	—

Net cash used in investing activities	(792)	(2,071)

Financing activities:
Proceeds from issuance of common stock under stock plans	886	150
Repurchase of common stock	(4,942)	—
Repurchase of stock to satisfy employee tax withholding obligations	(140)	—
Repayments on borrowings under credit facility	(232)	(331)
Repayments under equipment term loans	—	(72)
Repayment on note payable - Thinq	(22)	(46)

Net cash used in financing activities	(4,450)	(299)

Effect of exchange rate changes on cash	(481)	(967)
Increase in cash and equivalents	6,024	9,354
Cash and cash equivalents, beginning of period	25,978	16,624

Cash and cash equivalents, end of period	$32,002	$25,978

Contact:

Bill Slater, Chief Financial Officer, +1-650-581-2500